UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

GENTIVA HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-15669	36-4335801
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400

Atlanta, GA 30339-3314

(Address of principal executive offices, including zip code)

(770) 951-6450

(Registrant’s telephone number, including area code)

None

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 5, 2011, the Compensation, Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors of Gentiva Health Services, Inc. (the “Company”) approved equity and performance cash awards under the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Equity Plan”) with respect to certain executive officers. In connection with these awards, the Committee also approved the form of notice and agreement covering awards of performance share units (the “Performance Share Award Agreement”) and the form of notice and agreement covering performance cash awards (the “Performance Cash Award Agreement”).

The Committee awarded (i) an option to purchase 51,200 shares of common stock of the Company, 26,000 shares of restricted stock, 27,400 performance share units at target, and a performance cash award of $656,250 at target to Tony Strange, the Company’s Chief Executive Officer and President; (ii) an option to purchase 18,500 shares of common stock of the Company, 9,400 shares of restricted stock, 9,900 performance share units at target, and a performance cash award of $237,500 at target to Eric Slusser, the Company’s Executive Vice President, Chief Financial Officer and Treasurer; (iii) an option to purchase 15,600 shares of common stock of the Company, 7,900 shares of restricted stock, 8,400 performance share units at target, and a performance cash award of $200,000 at target to John Camperlengo, the Company’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; and (iv) an option to purchase 9,500 shares of common stock of the Company, 4,800 shares of restricted stock, 5,100 performance share units at target, and a performance cash award of $121,875 at target to Dr. Charlotte A. Weaver, the Company’s Senior Vice President, Chief Clinical Officer.

The Performance Share Award Agreement sets forth terms and conditions of awards of performance share units under the Equity Plan, including, but not limited to, (i) performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2011, including certain adjustments to those performance measures, (ii) the threshold, target and maximum award levels, (iii) rights to dividend equivalents, (iv) vesting requirements, (v) provisions for separation from service and change in control and (vi) provisions regarding forfeiture. Shares of common stock may be earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2011, but generally will not be awarded unless the recipient is employed by the Company as of December 31, 2013. A recipient will earn 50% of target shares if the Company meets the threshold performance level, 100% of target shares if the Company meets the target performance level, and 200% of target shares if the Company meets the maximum performance level. The threshold and target awards (i.e., 50% and 100%) will be increased on a pro-rata basis for performance between the threshold and target or target and maximum levels, respectively. If the Company fails to meet or exceed the threshold performance measure for the fiscal year ended December 31, 2011, no shares will be earned and the performance share units granted will be cancelled and forfeited in their entirety and without payment. The foregoing description is qualified by reference to the Performance Share Award Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Performance Cash Award Agreement sets forth terms and conditions of cash awards under the Equity Plan, including, but not limited to, (i) performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2013, including certain adjustments to those performance measures, (ii) the threshold, target and maximum award levels, (iii) vesting requirements, (iv) provisions for separation from service and change in control and (v) provisions regarding forfeiture. Cash awards are earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2013. A recipient will earn 50% of the target award if the Company meets the threshold performance level, 100% of the target award if the Company meets the target performance level, and 200% of the target award if the Company meets the maximum performance level. The threshold and target awards (i.e., 50% and 100%) will be increased on a pro-rata basis for performance between the threshold and target or target and maximum levels, respectively. If the Company fails to meet or exceed the threshold performance measure for the fiscal year ended December 31, 2013, no cash award will be earned and the award will be cancelled and forfeited in its entirety and without payment. The foregoing description is qualified by reference to the Performance Cash Award Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

     (d)       Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Notice and Agreement covering awards of performance share units under the Company’s Amended and Restated 2004 Equity Incentive Plan.

10.2	Form of Notice and Agreement covering performance cash awards under the Company’s Amended and Restated 2004 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.
(Registrant)

Date: January 11, 2011	/s/ John N. Camperlengo
John N. Camperlengo Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Notice and Agreement covering awards of performance share units under the Company’s Amended and Restated 2004 Equity Incentive Plan.

10.2	Form of Notice and Agreement covering performance cash awards under the Company’s Amended and Restated 2004 Equity Incentive Plan.